SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-167667	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Davies Ave Toronto, Ontario Canada	M4M 2A9
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Section 5 – Corporate Governance and Management

Items 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory of Arrangements of Certain Officers

On June 11, 2019, the Board of Directors appointed Bradley Southam as a member of the Board of Directors effective immediately. The Board of Directors now consists of Nadav Elituv, Bradley Southam and Ryan Wilson, of which Bradley Southam and Ryan Wilson are Independent Directors.

Biographical Information for Bradley Southam

Mr. Southam has a career for over 19 years in the digital marketing, strategy and design services industry. Most recently he has been the owner and creative director of Linus Creative Services. Mr. Southam is the vice chair of the Cambridge Arts and culture advisory Committee, and a board member of the grand river film festival.  Mr. Southam follows the CBD industry and has a solid understanding of ancillary product lines, Mr. Southam sees a need for both CBD products for medicinal use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2019

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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